UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2010

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On September 9, 2010, Radiant Systems, Inc., or the Company, entered into an underwriting agreement, or the Underwriting Agreement, with Jefferies & Company, Inc., as representative of the several underwriters named therein, or the Underwriters, and the selling stockholders named therein, or the Selling Stockholders, relating to a public offering of 4,693,848 shares of the Company’s common stock, no par value, or the Common Stock, at a public offering price of $17.00 per share, less the underwriting commissions and discounts, or the Offering. Of the shares to be sold in the Offering, 3,500,000 shares are being sold by the Company and 1,193,848 shares are being sold by the Selling Stockholders. The Offering is expected to close on September 15, 2010, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $56.4 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Company and certain of the Selling Stockholders have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,062 shares of Common Stock from the Company and 702,015 shares of Common Stock from certain of the Selling Stockholders, respectively, to cover over-allotments, if any, at the same price.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-162309) previously filed with and declared effective by the Securities and Exchange Commission, or the SEC, and a prospectus supplement filed with the SEC.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated by reference herein, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Smith, Gambrell & Russell, LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this report.

Item 8.01	Other Events.

On September 10, 2010, the Company issued a press release announcing that it has priced an underwritten public offering of 4,693,848 shares of its common stock, consisting of 3,500,000 shares being sold by the Company and 1,193,848 shares being sold by certain selling stockholders. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 9, 2010

5.1	Opinion of Smith, Gambrell & Russell, LLP

23.1	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 10, 2010, issued by Radiant Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ John H. Heyman
Name:	John H. Heyman
Title:	Chief Executive Officer

Dated: September 10, 2010